Exhibit 23.1


              Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Comtex News Network, Inc. 1995 Stock
Option Plan of our report dated August 31, 2000, with respect to the financial statements of Comtex News
Network, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP


McLean, Virginia
June 7, 2001